Exhibit 99.B(d)(36)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Coho Partners, Ltd.

As of March 29, 2017, as amended December 5, 2018

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Fund

Large Cap Disciplined Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation	Schafer Cullen Capital Management

By:	By:
/s/William T. Lawrence	/s/Glenn A. Dever
Name:	Name:
William T. Lawrence	Glenn A. Dever
Title:	Title:
Vice President	President

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Coho Partners, Ltd.

As of March 29, 2017, as amended December 5,  2018

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Fund and Large Cap Disciplined Equity Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust Large Cap and Large Cap Disciplined Equity Funds and the average daily value of the assets of any other SEI mutual fund or account to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services pursuant to a relative value equity mandate (each a “Relative Value Equity Fund”, collectively the “Relative Value Equity Funds”). The pro rata portion of the total fee (as determined pursuant to this paragraph) attributable to each Relative Value Equity Fund will be based on the relative values of the average daily Assets of the Relative Value Equity Funds managed by Sub-Adviser (as set forth below):

[Redacted]

As of the effective date of this Agreement the Relative Value Equity Funds are as follows:

•                  SEI Catholic Values Trust Catholic Values Equity Fund;

•                  SEI Institutional Managed Trust Tax-Managed Large Cap Fund;

•                  SEI Institutional Managed Trust Large Cap Fund;

SEI Institutional Investments Trust Large Cap Disciplined Equity Fund;

•                  SEI Institutional Investments Trust Large Cap Fund;

•              New Covenant Funds New Covenant Growth Fund;

•              SGMF the SEI U.S. Large Companies Fund; and

•              U.S. Large Company Equity Fund (SEI Canada)

Agreed and Accepted:

SEI Investments Management Corporation	Schafer Cullen Capital Management

By:	By:
/s/William T. Lawrence	/s/Glenn A. Dever
Name:	Name:
William T. Lawrence	Glenn A. Dever
Title:	Title:
Vice President	President